Exhibit 99.1

NEWS RELEASE

	Contact:	Scott A. McCurdy
Sr.Vice President and CFO
FOR IMMEDIATE RELEASE		Geokinetics Inc.
(713) 850-7600

GEOKINETICS TO PARTICIPATE IN THE
RBC CAPITAL MARKETS’ GLOBAL ENERGY AND POWER
CONFERENCE

HOUSTON, TEXAS – June 3, 2010 – Geokinetics Inc. (NYSE Amex: GOK) announced today that the Company will participate in the RBC Capital Markets’ Global Energy and Power Conference to be held June 7 - 8, 2010 at the Ritz-Carlton New York, Battery Park in New York City.

Richard Miles, President and Chief Executive Officer, and Scott McCurdy, Senior Vice President and Chief Financial Officer, are scheduled to participate in a breakout session on Monday, June 7, 2010 from 9:30 a.m. to 9:55 a.m. Eastern time.   An accompanying slide presentation will be available on the Company’s website at www.geokinetics.com on the day of the presentation.

About Geokinetics Inc.

Geokinetics Inc. is a leading provider of seismic data acquisition, seismic data processing services and multi-client seismic data to the oil and gas industry worldwide. Headquartered in Houston, Texas, Geokinetics is the largest Western contractor acquiring seismic data onshore and in transition zones in oil and gas basins around the world. Geokinetics has the crews, experience and capacity to provide cost-effective world class data to our international and North American clients. For more information on Geokinetics, visit www.geokinetics.com.

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